UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2012

Consolidated-Tomoka Land Co.

(Exact name of registrant as specified in its charter)

Florida (State or other jurisdiction of incorporation)	001-11350 (Commission File Number)	59-0483700 (IRS Employer Identification No.)
	1530 Cornerstone Boulevard, Suite 100 Daytona Beach, Florida (Address of principal executive offices)	32117 (Zip Code)
Registrant’s telephone number, including area code: (386) 274-2202
Not Applicable (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On April 26, 2012, Consolidated-Tomoka Land Co. (the “Company”) announced that its board of directors approved a voluntary odd-lot buy back (the “Program”) through which the Company will offer to purchase a maximum of 20,000 shares from shareholders owning fewer than 100 shares of Company common stock, at a fixed per share price of $31.00. The Program is scheduled to expire on June 30, 2012, but the Company may withdraw the offer at any time. The Company will pay all costs associated with the Program. A copy of the press release issued by the Company concerning the Program is filed with this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference in its entirety.

The press release is informational only. It is not a tender or other offer, and it is not a commitment to make a tender or other offer.

Item 9.01. Financial Statements and Exhibits.

(d)           Exhibits

99.1           Press Release dated April 26, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  April 26, 2012

Consolidated-Tomoka Land Co.

By: /s/John P. Albright
       John P. Albright, President and
       Chief Executive Officer